UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: September 10, 2013
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) is presenting today at the Barclays Global Financial Services Conference. During the conference, the Company will discuss its Daily Average Revenue Trades (“DARTs”) for the month of August.  For August 2013, the Company reports DARTs of 147,517, a five percent increase from July and a 21 percent increase from the year-ago period.  The Company intends to issue its standard monthly activity report for August, including loan performance data for the July and August periods, on or about September 18, 2013.  A copy of the Company’s presentation is available on the Company’s corporate website, about.etrade.com.

Investors should note that the Company announces material financial information in SEC filings, press releases and public conference calls.  Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	September 10, 2013	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Tile: Corporate Secretary